Exhibit 99.1

CONTACTS:	NEWS RELEASE

Media Relations:	Investor Relations:
Brett Kerr	Bryan Kimzey
713-830-8809	713-830-8775
brett.kerr@calpine.com	bryan.kimzey@calpine.com

Calpine Corporation Announces Upsizing and Pricing of Senior Secured Notes Offering

(HOUSTON, Texas) – December 4, 2017 – Calpine Corporation (NYSE: CPN) today announced the pricing of $560,000,000 in aggregate principal amount of its 5.250% Senior Secured Notes due 2026 in a private placement. The aggregate principle amount of the notes offered was increased from $550,000,000. The notes will be issued as additional notes under the indenture governing Calpine Corporation’s 5.250% Senior Secured Notes due 2026 that were issued on May 31, 2016. The offering is expected to close on December 15, 2017, subject to customary closing conditions.
Calpine Corporation intends to use the proceeds from this offering, together with cash on hand and proceeds from a new $1,000,000,000 first lien term loan facility maturing in January 2025 that Calpine Construction Finance Company, L.P., an indirect, wholly-owned subsidiary of Calpine Corporation, intends to enter into concurrently with the closing of this offering, to (i) repay approximately $1.6 billion of borrowings outstanding under Calpine Construction Finance Company, L.P.’s first lien term loan facility with tranches maturing in 2020 and 2022, terminating the facility in connection therewith and (ii) pay fees and expenses in connection with this offering, the new first lien term loan facility and such repayments and termination.

The notes will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the U.S. without registration under the Securities Act or pursuant to an applicable exemption from such registration. The notes mentioned herein may be offered and sold only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and outside the United States in reliance on Regulation S under the U.S. Securities Act.

This announcement does not constitute an offer to sell, or a solicitation of an offer to buy, any security and nor shall there be any offer, solicitation or sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Calpine
Calpine Corporation is America’s largest generator of electricity from natural gas and geothermal resources with operations in competitive power markets. Our fleet of 80 power plants in operation or under construction represents approximately 26,000 megawatts of generation capacity. Through wholesale power operations and our retail businesses Calpine Energy

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Calpine Corporation Announces Upsizing and Pricing of Senior Secured Notes Offering
December 4, 2017

Solutions and Champion Energy, we serve customers in 25 states, Canada and Mexico. Our clean, efficient, modern and flexible fleet uses advanced technologies to generate power in a low-carbon and environmentally responsible manner. We are uniquely positioned to benefit from the secular trends affecting our industry, including the abundant and affordable supply of clean natural gas, environmental regulation, aging power generation infrastructure and the increasing need for dispatchable power plants to successfully integrate intermittent renewables into the grid.

Forward-Looking Information
In addition to historical information, this release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may appear throughout this release or in Calpine’s reports and registration statements filed with the Securities and Exchange Commission. Words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “may,” “will,” “should,” “estimate,” “potential,” “project” and similar expressions identify forward-looking statements. Such statements include, among others, those concerning expectations regarding the use of proceeds from the offering, expected financial performance and strategic and operational plans, as well as assumptions, expectations, predictions, intentions or beliefs about future events. We believe that the forward-looking statements are based upon reasonable assumptions and expectations. However, you are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results to differ materially from those anticipated in the forward-looking statements.

Please see the risks identified in this release or in Calpine’s reports and registration statements filed with the Securities and Exchange Commission, including, without limitation, the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2016. These filings are available by visiting the Securities and Exchange Commission’s website at www.sec.gov or Calpine’s website at www.calpine.com. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Many of these factors are beyond our ability to control or predict. Our forward-looking statements speak only as of the date of this release. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and, other than as required by law, Calpine undertakes no obligation to update any such statements, whether as a result of new information, future events, or otherwise.

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